Exhibit 23.5

Paumanok Publications, Inc.
3608-200 Davis Drive, #349
Morrisville, NC 27560
Tel.: (919) 468-0384
Fax: (919) 468-0386

www.paumanokgroup.com

Date: December 3, 2010

We hereby irrevocably consent to the use of our company’s name, all references to reports conducted by us and the other information and data related thereto in the registration statement on Form S-3, and any amendments thereto, filed with the Securities and Exchange Commission by KEMET Corporation (Registration No. 333-170073) for the registration of KEMET Corporation’s common stock.

PAUMANOK PUBLICATIONS, INC.

By:	/s/ Dennis M. Zogbi
Name: Dennis M. Zogbi
Title: CEO and Founder
Paumanok Publications, Inc.
Industrial Market Research
3608-200 Davis Drive, #349
Morrisville, NC 27560